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                                                                   EXHIBIT 23.02




                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Brooks Automation, Inc. of our reports dated November 19, 1998 relating to the financial statements and financial statement schedule of Brooks Automation, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



PricewaterhouseCoopers LLP

Boston, Massachusetts
August 6, 1999